Exhibit 1A-6I

SERIES ADDENDUM

SERIES "AHP SERVICING"

This SERIES ADDENDUM to the Amended and Restated Trust Agreement (the "Series Addendum") of American Homeowner Preservation Trust, a Delaware statutory trust (the "Trust"), is dated as of July 17, 2018.

Reference is made to the Amended and Restated Trust Agreement of the Trust, dated as of October 29, 2014, as further amended by Amendment No. I, dated as of July 17, 2018 (as heretofore amended and/or supplemented, the "Trust Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement.

Pursuant to written instructions from the sole initial Beneficial Owner of the Trust generally, this Series Addendum is hereby adopted, a Series of the Trust, designated "Series AHP Servicing," shall be and hereby is established and created, and the Beneficial Interests of such Series shall be and hereby are issued to the undersigned Beneficial Owner thereof.

The Assets belonging to Series AHP Servicing shall include those listed on Schedule A to this Series Addendum, as it may be amended from time to time by the parties.

Other terms of Series AHP Servicing, including preferences, voting powers, rights, duties and privileges and business purpose thereof, shall be and hereby are established, designated and fixed as set forth below and to the extent not inconsistent therewith, as otherwise set forth in the Trust Agreement

None.

IN WITNESS WHEREOF, acting solely upon written instructions from the sole initial Beneficial Owner of the Trust generally, the undersigned has executed this Series Addendum in the form provided to the Trustee for execution, as of the date first above written.

AMERICAN HOMEOWNER PRESERVATION TRUST

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Trustee

By: _____________________________

Name:

Title:

THE TRUST AGREEMENT AND THE TERMS WITH RESPECT TO THE SERIES OF THE TRUST IDENTIFIED ABOVE ARE HEREBY AGREED TO AND ACCEPTED, AND THE BENEFICIAL INTEREST OF SUCH SERIES IS HEREBY ACCEPTED, AS OF THE DATE FIRST ABOVE WRITTEN:

AHP SERVICING LLC, a Delaware limited liability company, as the sole Beneficial Owner of the Beneficial Interests of Series AHP Servicing of the Trust.

By:

Name:

Title:

1

SCHEDULE A
(as of July 17, 2018)

Loan Type	Loan Number	Borrower Name

[None]

2